Filed Pursuant to Rule 424(b)(3)
Registration No. 333-173221

PROSPECTUS

NEURALSTEM, INC.

716,675 Shares of Common Stock

This prospectus relates to the resale of up to 716,675 shares of our common stock being offered by the selling shareholders listed on page 4.  We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders.

Our shares of common stock are quoted on the NYSE: AMEX under the symbol “CUR.”  On March 28, 2011, the last reported sales price of our common stock was, was $1.79.

Our principal executive offices are located at 9700 Great Seneca Highway, Rockville, MD, telephone number 301-366-4841.

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Investing in our common stock involves a high degree of risk. You are urged to read the section entitled “Risk Factors” beginning on page 4; of this prospectus, which describes specific risks and other information that should be considered before you make an investment decision.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this Prospectus is May 3, 2011

TABLE OF CONTENTS
PROSPECTUS

PROSPECTUS SUMMARY

The summary below highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to read this entire prospectus carefully, including the “Risk Factors” section and the financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission (“SEC”) on March 16, 2011.  As used in this prospectus, unless context otherwise requires, the words “we,” “us,”“our,” “the Company” and “Neuralstem” refer to Neuralstem, Inc.  Also, any reference to “common shares,” or “common stock,” refers to our $.01 par value common stock.

Overview

We are focused on the development and commercialization of treatments based on transplanting human neural stem cells and small molecule compounds.

We have developed and maintain a portfolio of patents and patent applications that form the proprietary base for our research and development efforts in the area of neural stem cell research. We own or exclusively license sixteen (16) issued patents and twenty-nine (29) patent pending applications in the field of regenerative medicine, related technologies as well as our small molecule compounds. We believe our technology base, in combination with our know-how, and collaborative projects with major research institutions, provide a competitive advantage and will facilitate the development and commercialization of products for use in the treatment of a wide array of neurodegenerative conditions and in regenerative repair of acute disease.

Regenerative medicine is a young and emerging field. Regenerative medicine is the process of creating living, functional tissues to repair or replace tissue or organ function lost due to age, disease, damage, or congenital defects. There can be no assurances that our intellectual property portfolio will ultimately produce viable commercialized products and processes. Even if we are able to produce a commercially viable product, there are strong competitors in this field and our products may not be able to successfully compete against them.

All of our research efforts to date are at the pre-clinical or clinical stage of development. We are focused on leveraging our key assets, including our intellectual property, our scientific team and our facilities, to advance our technologies. In addition, we are pursuing strategic collaborations with members of academia.

Clinical Trials

Stem Cells

On December 18, 2008 we filed our first Investigational New Drug Application (“IND”) with the U.S. Food and Drug Administration (“FDA”) to begin a clinical trial to treat Amyotrophic Lateral Sclerosis (“ALS” or “Lou Gehrig’s disease”).  The first patient in our study was dosed on January 21, 2010 at Emory University in Atlanta Georgia.  The trial will ultimately consist of up to 18 ALS patients, who will be examined at regular intervals post-surgery, with final review of the data to come six months after the last patient is treated.  To date, we have treated 11 patients.  It is still too early in the trials to make any determination as to its level of success, if any.

On August 22, 2010, we filed our second IND in connection with our proposed Phase I clinical trials for chronic spinal cord injury.  In October of 2010, we were notified that our IND for spinal cord injury had been placed on clinical hold.  At the time, the FDA provided us with specific comments, questions and recommendations for modifications to our trial protocol as contained in our IND application.

Small Molecule Compounds

We have performed tests on cultured neural stem cells as well as in animal models in order to validate the performance of small molecule compounds for hippocampal neurogenesis. As a result of those tests, we feel that our small molecule compound may have an application with regard to the treatment of depression.  In February of 2011, we dosed our first patient and commenced our Phase IA clinical trial of our lead small molecule compound to treat major depression.   This Phase IA trial will test a single oral administration of NSI-189 in healthy volunteers.  The trial has two phases, IA and IB.  The IA trial is a healthy volunteer safety study.  The IB is also a safety study involving actual Depression patients. It is still too early in the trials to make any determination as to its level of success, if any.

Technology

Stem Cells

Our technology enables the isolation and large-scale expansion of human neural stem cells from all areas of the developing human brain and spinal cord, thus enabling the generation of physiologically relevant human neurons of all types. Our two issued core patents entitled: (i)  Isolation, Propagation, and Directed Differentiation of Stem Cells from Embryonic and Adult Central Nervous System of Mammals; and (ii)  In Vitro Generation of Differentiated Neurons from Cultures of Mammalian Multipotential CNS Stem Cell  contain claims which cover the process of deriving the cells as well as the cells created from this process.

What differentiates our stem cell technology from others is that our patented processes do not require us to direct our cells towards a certain fate by adding specific growth factors. Our cells actually “become” the type of cell they are fated to be. This process and the resulting cells comprise a technology platform that allows for the efficient isolation and production, in commercially reasonable quantities, of neural stem cells from the human brain and spinal cord.

To date we have focused our efforts on applications involving spinal cord stem cells. We believe we have established “proof of principle” for two important spinal cord applications: ALS, or Lou Gehrig’s disease, and Ischemic Spastic Paraplegia (a painful form of spasticity that may arise as a complication of surgery to repair aortic aneurysms). Of these applications, we have commenced Phase I trials with regard to ALS.

We intend to treat both chronic and acute spinal cord injury with the same spinal cord stem cells, utilizing the same injection devices we are using for ALS.  The treatment for spinal cord injury will, however, likely only involve a few injections as opposed to the fifteen injection dosage that is ultimately planned for the ALS trial.  We, therefore, add to our knowledge about the surgical route of entry for both the ALS patients and the spinal cord injury patients with each patient we treat in the ALS trial.

Small-molecule Compounds

The Company has developed and patented a series of small molecule compounds (low molecular weight organic compounds which can efficiently cross the blood/brain barrier).   We believe that these small molecule compounds will stimulate growth of new neurons in the hippocampus and provide a treatment for depression, and possibly other cognitive impact diseases.   In July of 2009, the U.S. Patent and Trademark Office issued the patent covered by patent application 12/049,922, entitled “Use of Fused Nicotinamides to Promote Neurogenesis,” which claims four chemical entities and any pharmaceutical composition included in them.

Research

We have devoted substantial resources to our research programs in order to isolate and develop a series of neural stem cell banks that we believe can serve as a basis for our therapeutic products. Our efforts to date have been directed at methods to identify, isolate and culture large varieties of stem cells of the human nervous system, and to develop therapies utilizing these stem cells. This research is conducted internally, through the use of third party laboratories and consulting companies under our direct supervision, and through collaboration with academic institutes.

Operating Strategy

We employ an outsourcing strategy where we outsource all of our Good Laboratory Practices (“GLP”) preclinical development activities and GMP manufacturing and clinical development activities to contract research organizations (“CRO”) and contract manufacturing organizations (“CMO”) as well as all non-critical corporate functions.  Manufacturing is also outsourced to organizations with approved facilities and manufacturing practices.  This outsource model allows us to better manage cash on hand and eliminates non-vital expenditures.  It also allows for us to operate with relatively fewer employees and lower fixed costs than that required by our competitors.

Employees

As of March 1, 2011, we had 14 full-time employees and 4 full time independent contractors.  Of these employees, 8 work on research and development and 6 in administration. We also use the services of numerous outside consultants in business and scientific matters.

Our Corporate Information

We were incorporated in Delaware. Our principal executive offices are located at 9700 Great Seneca Highway, Rockville, Maryland 20850, and our telephone number is (301) 366-4841. Our website is located at www.neuralstem.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

Where to Find More Information

We make our public filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all exhibits and amendments to these reports.  Also our executive officers, directors and holders of more than 10% of our common stock, file reports with the SEC on Forms 3, 4 and 5 regarding their ownership of our securities. These materials are available on the SEC’s web site, http://www.sec.gov. You may also read or copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Alternatively, you may obtain copies of these filings, including exhibits, by writing or telephoning us at:

NEURALSTEM, INC
9700 Great Seneca Highway,
Rockville, Maryland 20850
Attn: Chief Financial Officer
Tel: (301) 366-4841

THE OFFERING

Common stock being offered by Selling Shareholders	Up to 716,675 shares

NYSE: AMEX Symbol	CUR

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

Use of Proceeds
We will not receive any proceeds from the sale of the common shares by the Selling Shareholders.  In the event the warrants held by the Selling Shareholders are exercised for cash, we will receive approximately $1,276,885.  The proceeds, if any, will be used for general working capital.

FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These forward-looking statements include, but are not limited to, statements about:

•	the success of our research and development activities, the development of a viable commercial product, and the speed with which regulatory authorizations and product launches may be achieved;

•	whether or not a market for our product develops, and, if a market develops, the rate at which it develops;

•	our ability to successfully sell or license our products if a market develops;

•	our ability to attract and retain qualified personnel to implement our business plan and corporate growth strategies;

•	our ability to develop sales, marketing, and distribution capabilities;

•	our ability to obtain reimbursement from third party payers for our proposed products if they are developed;

•	the accuracy of our estimates and projections;

•	our ability to secure additional financing to fund our short-term and long-term financial needs;

•	changes in our business plan and corporate strategies; and

•	other risks and uncertainties discussed in greater detail in the section captioned “Risk Factors.”

 Each forward-looking statement should be read in context with, and in understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as our public filings with the SEC. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statements contained in this report or any other filing to reflect new events or circumstances unless and to the extent required by applicable law.

RISK FACTORS

Our common stock is subject to certain risks. This prospectus does not describe all of those risks. You should consult your own financial and legal advisors about the risks entailed by an investment in our common stock and the suitability of your investment in our common stock in light of your particular circumstances. For a discussion of some of the factors you should carefully consider before deciding to purchase any of our common stock that may be offered, please read the sections entitled “Risk Factors” in the documents incorporated by reference herein.  Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business and operations. If any of the matters described in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you could lose all of your investment.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholders. There will be no proceeds to us from the sale of shares of common stock in this offering.   In the event the warrants held by the selling shareholders are exercised for cash, we will receive approximately $1,276,885. We will use the proceeds received from the exercise of warrants, if any, for working capital.

DETERMINATION OF OFFERING PRICE

This offering is being made solely to allow the selling shareholders to offer and sell the securities to the public. The selling shareholders may offer for resale some or all of their securities at the time and price that they choose pursuant to the Plan of Distribution.   On any given day, the price of our common shares will be based on the market price for our common shares, as quoted on the NYSE: AMEX.

SELLING SHAREHOLDERS

Consultant Common Shares and Warrants

We are registering for resale 716,675 shares issued or issuable to consultants (“Selling Shareholders”) in exchange for services and reimbursement of expenses.  The shares being registered are:  (i) 120,000 common shares, (ii) and 596,675 common shares underlying warrants.  The securities referenced above were acquired directly from us in a private transaction.  This prospectus also covers additional common shares offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

Set forth below is information, to the extent known to us, setting forth the name of each Selling Shareholder and the amount and percentage of common stock owned by each (including shares that can be acquired on the exercise of outstanding warrants) prior to the offering, the shares to be sold in the offering, and the amount and percentage of Common Stock to be owned by each (including shares that can be acquired on the exercise of outstanding warrants) after the offering assuming all shares are sold.  The footnotes provide information about persons who have voting and dispositive power for the Selling Shareholders and about transactions between the Selling Shareholders and the Company, if any.

The Selling Shareholders may sell all or some of the shares of common stock they are offering, and may sell shares of our common stock otherwise than pursuant to this prospectus. The table below assumes that each selling stockholder exercises all of its warrants and sells all of the shares issued upon exercise thereof, and that each Selling Stockholders sells all of the shares offered by it in offerings pursuant to this prospectus, and does not acquire any additional shares.  We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

Unless otherwise stated below in the footnotes, to our knowledge, no Selling Stockholder nor any affiliate of such stockholder: (i) has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus; or (ii) is a broker-dealer, or an affiliate of a broker-dealer.

We may amend or supplement this prospectus from time to time in the future to update or change this list and shares which may be resold.

	Common Shares Beneficially Owned Before Sale (1)				Common Shares Owned After Sale (2)
	Securities Owned		% of class	Shares being registered	Amount	% of Class
Market Development Consulting Group, Inc. -- 3(i)	1,432,475	3(ii)	3.0%	666,675	765,800	1.6%
Susan Rouch	50,000	4	*	25,000	25,000	*
GlobalMedia AG -- 5(i)	60,000	5(ii)	*	25,000	35,000	*
Total	1,542,475		3.19%	716,675	825,800	1.7%

* Less Than 1%

(1)
Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any common shares as to which a shareholder has sole or shared voting power or investment power, and also any common shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There were 48,366,304 common shares outstanding as of March 1, 2011.

(2)	Assumes the sale of all common shares registered pursuant to this registration statement.

(3)
(i) David E. Castaneda has voting and dispositive power with respect to the securities to be offered for resale. (ii) Includes: (a) 120,000 common shares being registered in this prospectus, (b) 190,800 additional common shares owned by Selling Shareholder, (c) 546,675 common share underlying warrants issued as compensation for services which are being registered pursuant to this registration statement, and (d) an warrants to purchase an additional 575,000 common shares of which the shares underlying such warrants have previously been registered.  The warrants pursuant to which the additional 546,675 common shares are issuable have an exercise price of $2.14, expire on January 6, 2021 and are substantially similar to the consultant warrant issued on January 8, 2010.

(4)
Includes warrants to purchase 25,000 common shares of which the shares underlying such warrants were previously registered and warrants to purchase an additional 25,000 common shares of which we are registering the common shares underlying such warrants in the prospectus.  The warrants pursuant to which the additional 25,000 common shares are being registered in this prospectus have an exercise price of $2.14, expire on January 6, 2021 and are substantially similar to the consultant warrant issued on January 8, 2010.

(5)
(i) Karl Heinz Spoddig has voting and dispositive power with respect to the securities to be offered for resale. (ii) Includes: (a) 35,000 common shares which are not being registered, and (b) 25,000 common share underlying.  The warrants pursuant to which the 25,000 common shares are issuable have an exercise price of $2.14, expire on January 6, 2021 and are substantially similar to the consultant warrant issued on January 8, 2010.

PLAN OF DISTRIBUTION

Each Selling Shareholder or any of their pledgees, assignees or successors-in-interest may, from time to time, sell any or all of their shares of common stock on the NYSE: AMEX or any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by each respective Selling Shareholder may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rules.

In connection with the sale of the common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES TO BE REGISTERED

Description of the Capital Stock

As of the date of this prospectus, our authorized capital stock consists of 150,000,000 shares designated as common stock, $0.01 par value, and 7,000,000 shares designated as preferred stock, $0.01 par value. The only equity securities currently outstanding are shares of common stock.  As of March 1, 2011, there were 48,366,304 shares of common stock issued and outstanding.

The following is a summary of: (i) the material provisions of the common stock as provided for in our certificate of incorporation and bylaws, and (ii) the warrants pursuant to which 596,675 common shares being registered in the Prospectus are issuable.  For additional detail about our capital stock and the warrants, please refer to our certificate of incorporation and bylaws, and form of warrant, each as amended, copies of which are incorporated by reference into the registration statement to which this prospectus relates.

Common stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. However, we are not currently paying any dividends. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance.

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.  Our common stock is listed for quotation on the NYSE AMEX under the symbol “CUR.”

Warrants

We are registering 596,675 common shares issuable upon exercise of outstanding warrants.  The material terms and provisions of the warrants are summarized below.  For a complete description of the terms and conditions of the warrant, please refer to the form of warrant filed as an exhibit to our SEC filings.

Term; Exercise Price and Exercisability.

The warrants represent the rights to purchase up to 596,675 shares of our common stock at an exercise price of $2.14 per share. Each warrant will be exercisable for a period of ten years commencing on January 6, 2011.  The number of warrant shares that may be acquired by any holder upon any exercise of the warrant will be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 4.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), or beneficial ownership limitation. The holder may elect to change this beneficial ownership limitation from 4.99% to 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise) upon 61 days’ prior written notice.

Manner of Exercise.

The warrants may exercise their warrants to purchase shares of our common stock on or before the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock.

In addition, the warrant holders are entitled to a “cashless exercise” option if, at any time of exercise after the twelve month anniversary of the issuance date, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the daily volume weighted average price for the shares of our common stock on the trading day immediately prior to the date of exercise and the applicable exercise price of the warrants.

The shares of common stock issuable on exercise of the warrants will be, when issued and paid for in accordance with the warrants, duly authorized, validly issued, and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

Certain Adjustments.

The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.  If at any time the warrant is outstanding, we: (i) pay a stock dividend or otherwise makes a distribution or distributions on shares of our common stock or any other equity or equity equivalent securities payable in our common shares, (ii) subdivide our outstanding common shares into a larger number of shares, (iii) combine (including by way of reverse stock split) our  outstanding common shares into a smaller number of shares or (iv) issue by reclassification any shares of our capital stock, then in each case the exercise price shall be multiplied by a fraction of which the numerator shall be the number of common shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of common shares outstanding immediately after such event and the number of shares issuable upon exercise of the warrant shall be proportionately adjusted such that the aggregate exercise price remains unchanged.

TRANSFER AGENT

The transfer agent for our common shares is American Stock Transfer & Trust Company, LLC, 59 Maiden Lane, Plaza Level, New York, NY 10038.  We act as our own transfer agent with regard to our outstanding common share purchase warrants.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by The Silvestre Law Group, P.C. Westlake Village, California.   The Silvestre Law Group, P.C. or its affiliates or principals own 54,000 shares of common stock.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Stegman & Company, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.  Stegman & Company has no interest in the shares being registered in this filing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus under the Securities Act. This prospectus is part of that registration statement, but omits certain information contained in the registration statement, as permitted by SEC rules. For further information with respect to our Company and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

NEURALSTEM, INC
9700 Great Seneca Highway,
Rockville, Maryland 20850
Attn: Chief Financial Officer
Tel : (301) 366-4841

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can also inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any such information superseded by information contained in later-filed documents or directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

 We incorporate by reference into this prospectus the information contained in the documents listed below, which are considered to be a part of this prospectus:

•	Our Annual Report on Form 10-K filed with the Commission on March 16, 2011, for the year ended December 31, 2010;

•	Our Current Report on Form 8-K filed on February 15, 2011 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01);

•
The description of our common stock contained in our Registration Statement on Form SB-2 (Registration No. 333-142451), as amended (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the Commission on April 30, 2007 and declared effective May 4, 2007.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: NEURALSTEM, INC, 9700 Great Seneca Highway, Rockville, Maryland 20850 Attn: Chief Financial Officer Tel: (301) 366-4841

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

The Corporation Laws of the State of Delaware, the Company’s Articles of Incorporation and the Company's Bylaws provide for indemnification of the Company's Directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matter as to which any such Director or Officer or former Director or Officer or person, shall be adjudged to be liable for negligence or misconduct in the performance of duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

NEURALSTEM, INC.

716,675  Shares of Common Stock

Resale Prospectus